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                                                                    Exhibit 4.16

                      ADVANCE STORES COMPANY, INCORPORATED

                                  $200,000,000

                   10-1/4% Senior Subordinated Notes due 2008

                  JOINDER TO THE REGISTRATION RIGHTS AGREEMENT
                  --------------------------------------------

                                                              November 28, 2001

J.P. Morgan Securities Inc.
Credit Suisse First Boston
Lehman Brothers Inc.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Exchange and Registration Rights Agreement (the "Registration Rights Agreement") dated October 31, 2001, among Advance Stores Company, Incorporated, a Virginia corporation (the "Company"), Advance Trucking Corporation, a Virginia corporation, Laralev, Inc., a Delaware corporation, and Western Auto Supply Company, a Delaware corporation, and J.P. Morgan Securities Inc., Credit Suisse First Boston and Lehman Brothers Inc. (the "Initial Purchasers") concerning the purchase of the Securities (as defined in the Registration Rights Agreement) from the Company by the several Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement. This is the agreement referred to in Section 10(a) of the Registration Rights Agreement.

         The Company and each of the Guarantors listed on Schedule I hereto agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

         1. Joinder. Each of the parties hereto hereby agrees to be become bound
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by the terms, conditions and other provisions of the Registration Rights
Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Registration Rights Agreement on the date thereof.

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         2. Representations, Warranties and Agreements of the Guarantors. Each
            ------------------------------------------------------------
Guarantor represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof that such Guarantor has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by it for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and legally binding agreement of such Guarantor enforceable against such Guarantor in accordance with its terms.

         3. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         4. Counterparts. This letter agreement may be executed in one or more
            ------------
counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         5. Amendments. No amendment or waiver of any provision of this letter
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agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         6. Headings. The headings herein are inserted for the convenience of
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reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

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         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the Company, the Guarantors party hereto and the several Initial Purchasers in accordance with its terms.

                                    Very truly yours,

                                    ADVANCE AIRCRAFT COMPANY, INC.
                                    ADVANCE MERCHANDISING COMPANY, INC.
                                    WASCO INSURANCE AGENCY, INC.
                                    WESTERN AUTO SUPPLY OF PUERTO RICO, INC.
                                    WESTERN AUTO SUPPLY OF ST. THOMAS, INC.,

                                    By:  /s/  Jeffrey T. Gray
                                        --------------------------------

                                        Name:  Jeffrey T. Gray
                                        Title: Senior Vice President, Controller

                                    DAP ACCEPTANCE CORPORATION,
                                    DISCOUNT AUTO PARTS, INC.,

                                    By:  /s/  Jeffrey T. Gray
                                         -------------------------------

                                         Name: Jeffrey T. Gray
                                         Title: Assistant Treasurer

Accepted:  November 28, 2001

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON
LEHMAN BROTHERS INC.

By:    J.P. MORGAN SECURITIES INC.

By:    /s/  Benjamin Ben-Attar
       -----------------------------------
       Name:    Benjamin Ben-Attar
       Title:   Vice President

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